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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) OCTOBER 5, 2005

                               CRAWFORD & COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
                 (State or Other Jurisdiction of Incorporation)

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
                   1-10356                                 58-0506554
          (Commission File Number)             (IRS Employer Identification No.)

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
5620 GLENRIDGE DRIVE, N.E., ATLANTA, GEORGIA                 30342
  (Address of Principal Executive Offices)                 (Zip Code)

                                 (404) 256-0830
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2005 the Company executed a First Amended and Restated Credit Agreement ("Amended Revolving Credit Agreement") to its existing $70.0 million Revolving Credit Agreement ("Revolving Credit Agreement") dated October, 2003. The Company executed the Amended Revolving Credit Agreement with the same lenders as the original Revolving Credit Agreement. The Amended Revolving Credit Agreement does not change the dollar amount of the credit line or interest rate terms. The expiration date is extended to September 29, 2010. This Amended Revolving Credit Agreement is included herein as an Exhibit to this Form 8-K.

On September 30, 2005, the Company executed a Waiver and Amendment (the "Amended Note Purchase Agreement") to its original Note Purchase Agreement of October, 2003 ("Note Purchase Agreement') involving its $50.0 million 6.08% senior notes payable. The Company executed the Amended Note Purchase Agreement with the same lenders as the original Note Purchase Agreement. The Amended Note Purchase Agreement does not change the interest rate, payment schedule, or maturity date of the 6.08% senior notes. This amended Note Purchase Agreement is included herein as an Exhibit to this Form 8-K.

The stock of Crawford & Company International, Inc., a wholly-owned subsidiary of the Company, continues to be pledged as security under these agreements and the Company's U.S. subsidiaries remain guarantors for the Company's obligations under these agreements.

Both the original Revolving Credit Agreement and the original Note Purchase Agreement contained various provisions which required the Company to maintain defined leverage ratios, fixed charge coverage ratios, and minimum net worth thresholds. These original provisions were disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and the original agreement documents for both were incorporated by reference in the aforementioned Form 10-K.

As a result of the amended agreements, the original provisions of these agreements have been modified at September 30, 2005 as follows:

     1. The Company must maintain, on a rolling four quarter basis, a leverage ratio of consolidated debt to earnings before interest expense, income taxes, depreciation, amortization, certain non-recurring charges, and capitalization of internally developed software costs ("EBITDA") of no more than 2.75 times EBITDA. This ratio is reduced to 2.50 times EBITDA effective for the quarter ended September 30, 2006, and to 2.25 times EDITDA effective for the quarter ended September 30, 2007.

     2. The Company must also maintain, on a rolling four quarter basis, a fixed charge coverage ratio of EBITDA plus lease expenses ("EBITDAR") to total fixed charges, consisting of interest expense and lease expense, of no less than 1.5 times fixed charges through the quarter ended September 30, 2007. Effective the quarter ended December 31, 2007, this ratio changes to no less than 1.75 times fixed charges.

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     3.   The Company is also required to maintain a minimum net worth equal to
          $167,200,000 plus 50% of its cumulative positive consolidated net income earned after June 30, 2005, plus 100% of the net proceeds from any equity offering, subject to terms and conditions. For purposes of determining minimum net worth, any non-cash adjustments after June 30, 2005 related to the Company's pension liabilities, goodwill, or foreign currency translation are excluded.

     4. The Company may sell its home office facilities in Atlanta, Georgia, subject to certain conditions, and consolidate its Atlanta operations in a single leased facility.

     5. During 2006, the Company may pay dividends to holders of its common stock up to an amount not to exceed the sum of 2005 consolidated net income plus $4,000,000. All other original provisions regarding the payments of dividends during the terms of these original and amended agreements remain unchanged.

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Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits

     The following exhibit is filed herewith:

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
Exhibit Number   Descriptions
--------------   ------------
10.1             First Amended and Restated Credit Agreement

10.2 Waiver and Amendment to Note Purchase Agreement dated as of September 30, 2003
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CRAWFORD & COMPANY


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                            John F. Giblin
                                            Executive Vice President-Finance

Dated: October 5, 2005